(PORTIONS OF BY-LAWS
                                       OF
                     INVESCO GLOBAL FINANCIAL SERVICES FUND
                        RELATING TO SHAREHOLDERS' RIGHTS)




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                                   ARTICLE III

                             SHAREHOLDERS' MEETINGS


            SECTION 3.1 PLACE OF MEETINGS. Meetings of Shareholders shall be held at such place, within or without the Commonwealth of Massachusetts, as may be designated from time to time by the Trustees.

            SECTION 3.2 ANNUAL MEETINGS. Meetings of Shareholders, at which the Shareholders shall elect Trustees and transact such other business as may properly come before the meeting, shall be held annually so long as such annual meetings shall be required by the New York Stock Exchange or the other exchange or trading system on which Shares are principally traded.


            SECTION 3.3 SPECIAL MEETINGS. Special meetings of Shareholders of the Fund shall be held whenever called by the Board of Trustees or the Chairman of the Fund. Special meetings of Shareholders shall also be called by the Secretary upon the written request of the holders of Shares entitled to vote not less than twenty-five percent (25%) of all the votes entitled to be cast at such meeting. Such request shall state the purpose or purposes of such meeting and the matters proposed to be acted on thereat. When a meeting has been requested by Shareholders, the Secretary shall inform such Shareholders of the reasonable estimated cost of preparing and mailing such notice of the meeting, and, upon payment to the Fund of such costs, the Secretary shall give notice stating the purpose or purposes of the meeting to all entitled to vote at such meeting. No special meeting need be called upon the request of the holders of Shares entitled to cast less than a majority of all votes entitled to be cast at such meeting, to consider any matter which is substantially the same as a matter voted upon at any special meeting of Shareholders held during the preceding twelve months.

            SECTION 3.4 NOTICE OF MEETINGS. Written or printed notice of every Shareholders' meeting, stating the place, date, and purpose or purposes thereof, shall be given by the Secretary not less than ten (10) nor more than ninety (90) days before such meeting to each Shareholder entitled to vote at such meeting. Such notice shall be deemed to be given when deposited in the United States mail, postage prepaid, directed to the Shareholder at his address as it appears on the records of the Fund.

            SECTION 3.5 QUORUM AND ADJOURNMENT OF MEETINGS. Except as otherwise provided by law, by the Declaration or by these By-Laws, at all meetings of Shareholders the holders of a majority of the Shares issued and outstanding and entitled to vote thereat, present in person or represented by proxy, shall be requisite and shall constitute a quorum for the transaction of business. In the absence of a quorum, the Shareholders present or represented by proxy and entitled to vote thereat shall have power to adjourn the meeting from time to time. Any adjourned meeting may be held as adjourned without further notice. At any adjourned meeting at which a quorum shall be present, any business may be transacted as if the meeting had been held as originally called.

            SECTION 3.6 VOTING RIGHTS, PROXIES. At each meeting of Shareholders, each holder of record of Shares entitled to vote thereat shall be entitled to one vote in person or by proxy, executed in writing by the Shareholder or his duly authorized attorney-in-fact, for each Share of beneficial interest of the Fund and for the fractional portion of one vote for each fractional Share entitled to vote so registered in his name on the records of the Fund on the date fixed as the record date for the determination of Shareholders entitled to vote at such meeting. No proxy shall be valid after eleven months from its date, unless otherwise provided in the proxy. At all meetings of Shareholders, unless the voting is conducted by inspectors, all questions relating to the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided by the chairman of the meeting. Pursuant to a resolution of a majority of the Trustees, proxies may be solicited in the name of one or more Trustees or officers of the Fund.

            SECTION 3.7 VOTE REQUIRED. Except as otherwise provided by law, by the Declaration of Trust, or by these By-Laws, at each meeting of Shareholders at which a quorum is present, all matters shall be decided by Majority Shareholder Vote.

            SECTION 3.8 INSPECTORS OF ELECTION. In advance of any meeting of Shareholders, the Trustees may appoint Inspectors of Election to act at the meeting or any adjournment thereof. If Inspectors of Election are not so appointed, the chairman of any meeting of Shareholders may, and on the request of any Shareholder or his proxy shall, appoint Inspectors of Election of the meeting. In case any person appointed as Inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment made by the Trustees in advance of the convening of the meeting or at the meeting by the person acting as chairman. The Inspectors of Election shall determine the number of Shares outstanding, the Shares represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, shall receive votes, ballots or consents, shall hear and determine all challenges and questions in any way arising in connection with the right to vote, shall count and tabulate all votes or consents, determine the results, and do such other acts as may be proper to conduct the election or vote with fairness to all Shareholders. On request of the chairman of the meeting, or of any Shareholder or his proxy, the Inspectors of Election shall make a report in writing of any challenge or question or matter determined by them and shall execute a certificate of any facts found by them.

            SECTION 3.9 INSPECTION OF BOOKS AND RECORDS. Shareholders shall have such rights and procedures of inspection of the books and records of the Fund as


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are granted to Shareholders  under the  Corporations and Associations Law of the
Commonwealth of Massachusetts.

            SECTION 3.10 ACTION BY SHAREHOLDERS WITHOUT MEETING. Except as otherwise provided by law, the provisions of these By-Laws relating to notices and meetings to the contrary notwithstanding, any action required or permitted to be taken at any meeting of Shareholders may be taken without a meeting if a majority of the Shareholders entitled to vote upon the action consent to the action in writing and such consents are filed with the records of the Fund. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.


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                                  ARTICLE VIII

                             CERTIFICATES OF SHARES


            SECTION 8.1 CERTIFICATES OF SHARES. Certificates of Shares of the Fund shall be in such form and of such design as the Trustees shall approve, subject to the right of the Trustees to change such form and design at any time or from time to time, and shall be entered in the records of the Fund as they are issued. Each such certificate shall bear a distinguishing number; shall exhibit the holder's name and certify the number of full Shares owned by such holder; shall be signed by or in the name of the Fund by the President, or a Vice President, and countersigned by the Secretary or an Assistant Secretary or the Treasurer and an Assistant Treasurer of the Fund; shall be sealed with the seal; and shall contain such recitals as may be required by law. Where any certificate is signed by a Transfer Agent or by a Registrar, the signature of such officers and the seal may be facsimile, printed or engraved. The Fund may, at its option, determine not to issue a certificate or certificates to evidence Shares owned of record by any Shareholder.

      In case any officer or officers who shall have signed, or whose facsimile signature or signatures shall appear on, any such certificate or certificates shall cease to be such officer or officers of the Fund, whether because of death, resignation or otherwise, before such certificate or certificates shall have been delivered by the Fund, such certificate or certificates shall, nevertheless, be adopted by the Fund and be issued and delivered as though the person or persons who signed such certificate or certificates or whose facsimile signature or signatures shall appear therein had not ceased to be such officer or officers of the Fund.

      No certificate shall be issued for any Share until such Share is fully paid.

            SECTION 8.2 TRANSFER OF SHARES. Shares shall be transferable on the books of the Fund by the holder thereof in person or by his duly authorized attorney or legal representative, upon surrender and cancellation of certificates, if any, for the same number of Shares, duly endorsed or accompanied by proper instruments of assignment and transfer, with such proof of


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the  authenticity  of the  signature  as the Fund or its  agent  may  reasonably require; in the case of Shares not represented by certificates, the same or similar requirements may be imposed by the Board of Trustees.

            SECTION 8.3 SHARE LEDGERS. The share ledgers of the Fund, containing the name and address of the Shareholders of the Fund and the number of Shares held by them respectively, shall be kept at the principal offices of the Fund or, if the Fund employs a transfer agent, at the offices of the Transfer Agent of the Fund.

            SECTION 8.4 LOST, STOLEN, DESTROYED AND MUTILATED CERTIFICATES. The Trustees may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Fund alleged to have been lost, stolen or destroyed, upon satisfactory proof of such loss, theft, or destruction; and the Trustees may, in their discretion, require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give to the Fund and to such Registrar, Transfer Agent and/or Transfer Clerk as may be authorized or required to countersign such new certificate or certificates, a bond in such sum and of such type as they may direct, and with such surety or sureties, as they may direct, as indemnity against any claim that may be against them or any of them on account of or in connection with the alleged loss, theft or destruction of any such certificate.

                                  * * * * *


                                    ARTICLE X

                                  MISCELLANEOUS


                                  * * * * *

            SECTION 10.2 RECORD DATE. The Trustees may fix in advance a date as the record date for the purpose of determining Shareholders entitled to notice of, or to vote at, any meeting of Shareholders, or Shareholders entitled to receive payment of any dividend or the allotment of any rights, or in order to make a determination of Shareholders for any other proper purpose. Such date, in any case, shall be not more than ninety (90) days, and in case of a meeting of Shareholders not less than ten (10) days, prior to the date on which particular action requiring such determination of Shareholders is to be taken. In lieu of fixing a record date, the Trustees may provide that the transfer books shall be closed for a stated period but not to exceed, in any case, twenty (20) days. If the transfer books are closed for the purpose of determining Shareholders entitled to notice of a vote at a meeting of Shareholders, such books shall be closed for at least ten (10) days immediately preceding such meeting.

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



                                   ARTICLE XI

                       COMPLIANCE WITH FEDERAL REGULATIONS

      The Trustees are hereby empowered to take such action as they may deem to be necessary, desirable or appropriate so that the Fund is or shall be in compliance with any federal or state statute, rule or regulation with which compliance by the Fund is required.



                                   ARTICLE XII

                                   AMENDMENTS

      These By-Laws may be amended, altered, or repealed, or new By-Laws may be adopted, (a) by a Majority Shareholder Vote, or (b) by the Trustees; provided, however, that no By-Law may be amended, adopted or repealed by the Trustees if such amendment, adoption or repeal requires, pursuant to law, the Declaration, or these By-Laws, a vote of the Shareholders. The Trustees shall in no event adopt By-Laws which are in conflict with the Declaration, and any apparent inconsistency shall be construed in favor of the related provisions in the Declaration.



                                  ARTICLE XIII

                              DECLARATION OF TRUST

      The Declaration of Trust establishing the Fund, dated July 9, 1998, a copy of which is on file in the office of the Secretary of State of the Commonwealth of Massachusetts, provides that the name the INVESCO Global Financial Services Fund refers to the Trustees under the Declaration collectively as Trustees, but not as individuals or personally; and no Trustee, Shareholder, officer, employee or agent of the Fund shall be held to any personal liability, nor shall resort be had to their private property for the satisfaction of any obligation or claim or otherwise, in connection with the affairs of said Fund, but the Fund Estate only shall be liable.



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